Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (“Agreement”) is made as of July 10, 2023 (the “Effective Date”), by and between Crown Electrokinetics Corp., a Delaware corporation (“Borrower”) and Cedarview Opportunity Master Fund LP, as lender (“Lender”), with reference to the following facts:

RECITALS

A. Lender and Borrower entered into an Original Issue Discount Senior Secured Note dated January 3, 2023 pursuant to which the Borrower issued Lender a promissory note in the principal amount of $846,142.00 due April 3, 2023 (the “Note”). Repayment was due, with accrued interest, on May 3, 2023 (the “Maturity Date”). Capitalized terms not specifically defined herein shall have the meanings given to such terms in the Note.

B. As of the Effective Date, the total amount of the Obligations (as defined below) is $930,756, comprised of $705,188 of principal amount, $141,024 of OID and $84,614 of extension fees.

C. The Note is secured by the Security Documents (as defined in the Purchase Agreement) (together with the Note, the “Loan Documents”).

D. Borrower is currently in default under the Note, as a result of (i) Borrower’s failure to pay the Note on the Maturity Date and (ii) Borrower’s default on its obligations under its Line of Credit Agreement, dated as of February 2, 2023, by and between Borrower and Eleven Advisors, LLC and the related secured promissory note issued in connection therewith (collectively, the “Current Default”).

E. Borrower acknowledges that the Current Default is an “Event of Default” (as defined in the Note) and Lender has the immediate right to commence an action to enforce Borrower’s obligations under the Loan Documents and/or realize upon the collateral which secures in whole or in part Borrower’s obligations to Lender pursuant to the Loan Documents and applicable law.

F. Borrower has requested that Lender forbear from exercising its rights and remedies under the Note, the Security Documents and applicable law in connection with the Current Default, and Lender has agreed to do so in accordance with terms of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Forbearance. Subject to the terms and conditions set forth in this Agreement, Lender is willing to so forbear its exercise of its rights and remedies under the Loan Documents and applicable law with respect to the Current Default until the earlier to occur of (1) December 31, 2023 (“Forbearance Termination Date”), (2) the occurrence of any “Default” or “Termination Event” (both as defined below) under this Agreement, or (3) any new event or condition that occurs after the Effective Date and constitutes a default or an Event of Default under the Loan Documents (each, a “New Default”) (said period shall be referred to as the “Forbearance Period”).

Forbearance Agreement

1.1. Forbearance Period. Notwithstanding any other provisions of the Loan Documents and/or this Agreement to the contrary, Lender shall forbear from exercising any right or remedy as against Borrower arising under the Loan Documents or applicable with respect to the Current Default, including but not limited to, by (a) taking any action to collect the Debt from any account debtor; (b) foreclosing upon and selling any of the Collateral (as defined in the Security Documents) under Article 9 of the Uniform Commercial Code (an “Article 9 Sale”), (c) commencing, prosecuting, or completing any action as against Borrower to collect the Obligations, and/or (d) obtaining any provisional remedies pursuant the Note or the provisions of the Security Documents, or otherwise.

1.2. Additional Lender Rights.

1.2.1. Notwithstanding any other provision of the Note to the contrary, Lender shall have the option, at any time during the Forbearance Period in one or more conversions, to convert all or any part of the obligations outstanding under the Note (the “Conversion Amount”) into validly issued, fully paid and non-assessable shares of common stock of Borrower by delivering a notice to Borrower setting forth the date of conversion and the aggregate amount of obligations under the Note to be converted. The number of shares of common stock of Borrower to be issued to Lender for each conversion shall be determined by dividing the Conversion Amount by the lesser of (i) the 5 day average VWAP (as defined in the Warrants) on the immediately preceding Trading Day (as defined in the Warrants) of the applicable notice of conversion or (ii) the closing price of the common stock of the issuer on its principal Trading Market (as defined in the Warrants) on the Trading Day immediately preceding the applicable notice of conversion. All such shares of common stock issuable upon a notice of conversion shall be covered under the Borrower’s existing registration statement on Form S-3 and be immediately available for re-sale by Lender. All shares of common stock to be issued upon a conversion shall be delivered by Borrower to Lender within one (1) Trading Day, subject to compliance with the volume limitations of the principal Trading Market. At the election of Lender, Lender may surrender the Note to the Borrower upon a conversion and Borrower shall issue a replacement promissory note to Lender reflecting the then outstanding amount due under the Note.

1.2.2. Notwithstanding any other provision of this Agreement to the contrary, in the event that Borrower shall fail to comply with any term or condition of this Agreement and/or upon the occurrence of any New Default, Lender shall, subject to the terms of the Loan Documents and applicable law, be permitted to commence and complete any enforcement action including, but not limited to, an Article 9 Sale, judicial and/or non-judicial foreclosure of the Collateral and/or by pursuing any other rights and remedies under the Loan Documents against the Borrower.

1.3. Borrower’s Agreements. In consideration of Lender’s agreement to comply with the provisions of Section 1.1 above (“Forbearance Agreement”) during the Forbearance Period, with respect to the Current Default, (a) Borrower acknowledges and agrees that (x) Borrower has no defenses, counterclaims, offsets, or other claims or demands which would tend to alter, modify, diminish or reduce Borrower’s obligations owing to Lender under the Loan Documents, and/or which would tend to impair or otherwise negatively impact Lender’s rights or remedies under the Loan Documents as a result of the Current Default, (y) all of the Loan Documents are and shall remain valid, in full force and effect and enforceable in accordance with their terms, subject to the provisions of this Agreement, and (b) upon execution of this Agreement, Borrower shall pay to Lender (i) a non-refundable and indefeasible payment of Three Hundred Fifty Thousand Dollars ($350,000) in the form of a promissory note due December 31, 2023, and (ii) payment of Lender’s attorneys’ fees and related costs up to a maximum amount of Ten Thousand Dollars ($10,000).

Forbearance Agreement

1.4. Conditions to Forbearance Agreement. During the Forbearance Period, as a condition to the continuing effectiveness of the terms of the Forbearance Agreement:

1.4.1. Further Documentation. Borrower shall execute and deliver to Lender such other documents reasonably required by Lender to be executed by Borrower in order to further any of the specific requirements set forth in this Agreement (collectively referred to as the “Forbearance Documents”).

1.4.2. Maintenance of Property. Borrower, at no expense to Lender, shall maintain, preserve and keep the Collateral in good repair, working order and condition, subject to ordinary wear and tear, and shall from time to time make all repairs and replacements necessary to keep such collateral in such condition, and in compliance with all local, state and federal laws, regulations and statutes. Borrower agrees to cooperate fully with Lender and shall use its best efforts to maintain the Collateral in a marketable condition at all times.

1.4.3. Maintenance of Insurance. Borrower shall maintain all insurance coverage required under the Loan Documents.

1.4.4. Compliance with Loan Documents. Except as may otherwise be expressly set forth herein, Borrower shall comply with all of the provisions of the Loan Documents. For the avoidance of doubt, Borrower shall not be required to make any payments of principal or interest on the Note during the Forbearance Period.

1.4.5. Costs and Expenses. Borrower shall be liable to Lender for any and all fees, costs, or charges Lender incurs in the enforcement of Lender’s rights under the Loan Documents, whether Lender incurs such fees, costs, or charges in connection with a bankruptcy or insolvency proceeding by or against Borrower, including, but not limited to, the following: (a) reasonable fees and expenses of Lender’s legal counsel; (b) reasonable fees and expenses to appraise, sell, protect, maintain, perform environmental audits on, or dispose of, any or all of Lender’s collateral; (c) reasonable accountants’ or other financial professionals’ or auditors’ fees and expenses to audit, analyze, or otherwise examine the Collateral or any aspects of the Borrower’s respective businesses; and (d) any and all other reasonable fees, costs, charges, liabilities, losses, damages, penalties, claims, actions, judgments, or disbursements, including, without limitation, attorneys’ fees and expenses, incurred by, imposed upon, or asserted against, Lender in any attempt by Lender to do any of the following: (i) to obtain, preserve, perfect, or enforce its security interests in the Collateral or their rights under any or all of the Loan Documents; (ii) to obtain payment, performance, or observance of any or all of the Borrower’s outstanding indebtedness to Lender; (iii) to appear in, participate in, and otherwise exercise any of its rights and remedies in a case by or against Borrower under the United States Bankruptcy Code; or (iv) to maintain, insure, audit, collect, preserve, repossess, or dispose of any or all of the Collateral. To the extent any of the foregoing is paid by Lender and not reimbursed by Borrower, said amounts shall be added to the obligations of Borrower under the Loan Documents.

Forbearance Agreement

2. Acknowledgments.

2.1. Borrower acknowledges and agrees that the Current Default exists under the Loan Documents, and as a result an Event of Default exists under the Loan Documents.

2.2. Borrower further acknowledges and agrees that Lender currently has a valid lien on the Collateral, and nothing in this Agreement shall limit, discharge, alter or affect the priority of such lien.

2.3. All of the parties acknowledge and agree that they are not aware of default under the Loan Documents as of the Effective Date other than the Current Default.

2.4. All of the parties hereto acknowledge and agree that this Agreement represents the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior negotiations, communications and agreements between the parties regarding (a) the sums presently due and owing and in default under the Loan Documents, (b) Lender’s forbearance, and (c) matters related thereto.

3. Borrower’s Reaffirmation of Loan Obligations.

3.1. Borrower hereby acknowledge and agree that Borrower shall not be released or excused from any existing, future or continuing liability under the Loan Documents including without limitation the payment and performance of all obligations currently existing and/or hereafter arising under the Loan Documents (collectively “Obligations”);

3.2. Borrower hereby expressly reaffirms, without condition or qualification, all of the Obligations under the Loan Documents;

3.3. Borrower agrees that said Obligations shall continue to be the responsibility and liability of Borrower as primary obligor; and

3.4. Borrower hereby acknowledges and confirms Lender’s security interest in the collateral secured by the Loan Documents pursuant to the Loan Documents. Nothing contained in this Section 3 shall constitute a waiver of Lender’s rights and remedies under the Loan Documents.

4. Early Termination of the Forbearance Period.

4.1. The Forbearance Period shall immediately terminate upon the earlier to occur of any of the following (“Termination Events”):

4.1.1. A Default under this Agreement following the expiration of any applicable notice and cure period under this Agreement;

4.1.2. Any New Default under the Loan Documents following the expiration of any applicable notice and cure period under the Loan Documents; or

4.1.4. The Forbearance Termination Date.

5. Default.

5.1. A “Default” shall exist under this Agreement upon Borrower’s failure to comply with any of the terms and conditions of this Agreement and/or any of the other Forbearance Documents.

Forbearance Agreement

5.2. In the event of any Default hereunder, (a) Lender’s obligation to forbear under this Agreement shall terminate, and (b) Lender may exercise any of its rights and remedies against Borrower under the Loan Documents, this Agreement and/or any of the other Forbearance Documents, as applicable.

5.3. After the termination of the Forbearance Period pursuant to the terms hereof, Borrower shall not, directly or indirectly, initiate, prosecute or participate in any judicial or nonjudicial proceeding, including without limitation, under the United States Bankruptcy Code or other debtor relief laws.

6. Waivers and Releases.

6.1. Borrower’s General Release. Upon execution of this Agreement by all parties hereto, Borrower agrees that the following release shall become effective:

6.1.1. Borrower, on behalf of itself as well as on behalf of its agents, representatives, partners, employees, joint venturers, successors, assigns and heirs (collectively “Borrower Parties”) fully and forever relieve, release, and discharge Lender and its agents, representatives, officers, directors, partners, joint venturers, shareholders, subsidiaries, operating units, affiliates, divisions, employees, successors, assigns and attorneys (collectively “Released Parties”) from all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses (including but not limited to attorneys’ fees), damages, actions, and causes of action whether in law or in equity, and whether known or unknown, suspected or unsuspected, arising out of or relating to the subject matter of the Loan Documents.

6.1.2. Borrower Parties intend for this Agreement to be effective as an immediate general release by Borrower Parties of Released Parties relating to the subject matter of the Loan Documents.

6.1.3. Borrower Parties elect to, and do, assume unknown risks arising hereafter with respect to the subject matter of the Loan Documents. Borrower Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which now exist or are believed to be true with respect to the subject matter of the Loan Documents, and agree that the release shall nevertheless remain in full and complete force and effect.

6.1.4. Borrower represents, warrants and agrees as follows:

(a) Each Borrower Party has received independent legal advice from attorneys of its choice with respect to the advisability of making the release provided herein, and with respect to the advisability of executing this Agreement;

(b) Except as expressly stated in this Agreement, no Released Party has made any statement or representation to any Borrower Party regarding any fact which statement or representation is relied upon by said Borrower Party in entering into this Agreement;

(c) No Borrower Party relies upon any statement, representation, or promise of any Released Party not contained herein in executing this Agreement or in making the release provided for herein;

Forbearance Agreement

(d) Each Borrower is entering into this Agreement of its own free will and Lender has not pressured, threatened or coerced such Borrower to enter into this Agreement;

(e) Borrower Parties agree that there are reasonable alternatives to entering into this Agreement, but after having evaluated such alternatives, have independently reached the conclusion that entering into this Agreement is in the Borrower’s best interests; and

(f) Borrower Parties represent and warrant to Released Parties that Borrower Parties are the sole and lawful owners of all rights, title, and interests in and to every Released Claim and other matter which they purport to release herein, and that Borrower Parties have not assigned or transferred or purported to have assigned or transferred to any person or entity any right, title, or interest in any Released Claims or other matters released herein.

6.2. Borrower’s Waiver Acknowledgments. Borrower Parties agree and acknowledge that to the extent permitted by applicable law:

6.2.1. Borrower’s agreement to, execution of and performance in any manner under this Agreement, and/or Lender’s receipt of any funds paid by them pursuant to this Agreement, shall in no way:

6.2.1.1. Constitute a waiver of any of Lender’s rights and remedies under the Loan Documents except to the extent provided in this Agreement.

6.2.1.2. Prevent or prohibit Lender from pursuing such rights and remedies under the Loan Documents in a manner consistent with the terms of this Agreement.

6.2.1.3. Cure or excuse Borrower’s defaults under the Loan Documents.

6.2.2. Borrower Parties acknowledge that in the event of a Default under this Agreement, (a) Borrower Parties shall not be relieved of their obligations under the Loan Documents and this Agreement, and (b) Lender shall have the right to pursue all remedies available under the Loan Documents and/or this Agreement.

6.2.3. Borrower specifically agrees that it shall not be released from liability under the terms of the Loan Documents, nor shall Lender waive its security interest in any of the Collateral, by the order in which it pursues or implements any enforcement actions relating to the Collateral.  Subject to applicable law and the terms of this Agreement, Lender may pursue its enforcement rights in the Collateral in any manner and in any order, without waiving its security interests in any of the Collateral and without impairing Lender’s ability to seek, obtain, and enforce a deficiency judgment against Borrower.

6.2.4. Description of Payments. Borrower’s payment of any sums under this Agreement and Lender’s receipt of such funds, (i) constitute voluntary payments to the extent the payments are deemed to be made under the Loan Documents, and (ii) all such payments shall be credited against the total sum due and owing under the Loan Documents in the manner provided in the Loan Documents. Principal reduction payments, if any during the Forbearance Period are voluntarily made by Borrower to reduce the balance due and owing Lender under the Loan Documents. Such payments, if any, shall not: (a) affect or waive Lender’s rights and remedies under this Agreement; (b) constitute a waiver of any of Lender’s rights and remedies under the Loan Documents; (c) prevent or prohibit Lender from pursuing such rights and remedies in a manner consistent with the terms of the Loan Documents; and (d) cure or excuse the defaults under the Loan Documents.

Forbearance Agreement

6.3. Limitation. Borrower and Lender hereby expressly acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, neither Lender nor any of the Released Parties are releasing Borrower from any claims under the Loan Documents, this Agreement and/or the Forbearance Documents.

6.4. Acknowledgment of Waivers. Borrower acknowledges that it has relied on the advice of its own counsel in executing this Agreement and has reviewed the waivers of rights contained herein with its counsel. Borrower further acknowledges that it understands and accepts as a necessary part of this Agreement the waivers of rights set forth above, after reviewing the extent and effect of the waivers in this Agreement with its counsel.

7. Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

7.1. The recitals and statements of intent appearing in this Agreement are true and correct.

7.2. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to do business and is in good standing in each state in which it is doing business.

7.3. Borrower has full power and authority to own its properties and assets and to carry on its business as now being conducted. The execution, delivery and performance of this Agreement, the Forbearance Documents and the Loan Documents have been or will be timely duly authorized by all requisite action (corporate or otherwise) on the part of Borrower.

7.4. Borrower is fully authorized and permitted to enter into this Agreement and the Forbearance Documents and to execute any and all documentation required herein, to borrow the amounts contemplated by the Loan Documents upon the terms set forth therein and to perform the terms of this Agreement and the Forbearance Documents, none of which conflict with any provision of any law, rule or regulation applicable to Borrower. This Agreement, the Forbearance Documents and all other Loan Documents executed by Borrower are legal, valid and binding legal obligations of Borrower, and each is enforceable in accordance with its terms, subject to bankruptcy laws and other laws affecting creditor’s rights.

7.5. The execution, delivery and performance by Borrower of this Agreement, the Forbearance Documents, the Loan Documents and all other documents and instruments relating to the Obligations will not result in any breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument under which Borrower is a party or is obligated. Borrower is not in default in the performance or observance of any covenants, conditions or provisions of this Agreement, the Forbearance Documents, the Loan Documents or any other document or instrument relating to the Obligations, other than the Current Default.

7.6. No actions, suits or proceedings are pending or, to Borrower’s knowledge, threatened against Borrower that might materially and adversely affect the repayment of the Obligations or the performance by Borrower of its obligations under this Agreement.

Forbearance Agreement

7.7. Except as disclosed to Lender in writing, all financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Lender by or on behalf of Borrower are and shall be true, complete and correct in all material respects as of the date thereof. Except as disclosed to Lender in writing, there has been no material adverse change (other than as set forth in this Agreement) in the financial condition or the results of the operation of Borrower since the latest financial statements of said parties given to Lender.

8. Notices. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be delivered to the persons and pursuant to the requirements of the Purchase Agreement.

9. Miscellaneous.

9.1. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion. All moneys advanced by Lender under the terms hereof and all amounts paid, suffered or incurred by Lender in exercising any authority granted herein, including reasonable attorneys’ fees, shall be secured by the Loan Documents and shall be due and payable by Borrower to Lender immediately without demand.

9.2. Borrower shall indemnify and hold Lender harmless from and against all claims, costs, expenses, actions, suits, proceedings, losses, damages and liabilities of any kind whatsoever, including but not limited to reasonable attorneys’ fees and expenses, arising out of any matter relating, directly or indirectly, to the Note, whether resulting from internal disputes of Borrower, disputes between Borrower and its constituent members, or whether involving other third persons or entities, or out of any other matter whatsoever related to this Agreement, the Loan Documents, the Forbearance Documents or any property encumbered thereby, but excluding any claim or liability which arises as the direct result of the gross negligence or willful misconduct of Lender. This indemnity provision shall continue in full force and effect and shall survive not only the purchase of the Note but shall also survive the repayment of the Obligations and the performance of all of Borrower’s obligations hereunder and under the Loan Documents.

9.3. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

9.4. Time is expressly made of the essence of this Agreement.

9.5. This Agreement shall be governed by and construed according to the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Section 7(d) of the Note is hereby incorporated herein by reference.

9.6. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their successors and assigns.

9.7. The headings or captions of sections in this Agreement are for reference only, do not define or limit the provisions of such sections, and shall not affect the interpretation of this Agreement.

Forbearance Agreement

9.8. All parties agree that each has participated in arriving at the final language of this Agreement and, therefore, this Agreement shall not be construed against any party as the drafter.

9.9. This Agreement may be executed in counterparts, but all counterparts shall constitute but one and the same document.

9.10. Except as specifically modified herein, the Note and all of the other Loan Documents remain unmodified and in full force and effect.

9.11. All of the terms and conditions contained in the Note and other Loan Documents are hereby ratified and reaffirmed.

9.12. Lender’s agreement to modify any provisions of the Loan Documents, as may be set forth in this Agreement, shall not constitute a waiver or estoppel as to any other terms, conditions, obligations, responsibilities and/or duties of Borrower under the Loan Documents and shall not in any way affect the obligation of Borrower to repay all amounts which are due and owing under the Loan Documents.

9.13. Borrower shall pay all of Lender’s actual out-of-pocket costs and expenses incurred in connection with the documentation described herein, including without limitation all attorneys’ fees and other closing fees and costs up to a maximum amount of Ten Thousand Dollars ($10,000).

Forbearance Agreement

IN WITNESS WHEREOF, this Agreement has been entered into by the parties as of the date first above written.

BORROWER:

Crown Electrokinetics Corp.

By:	/s/ Douglas Croxall
Name:	Douglas Croxall
Title:	Chief Executive Officer

LENDER:

Cedarview Opportunity Master Fund LP

By:	/s/ Burton Weinstein
Name:	Burton Weinstein
Title:	Managing Partner

Signature Page

Forbearance Agreement